Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE, dated as of December 26, 2025 (this “Second Supplemental Indenture”) by and among 1261229 B.C. Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Issuer”), the Note Guarantors party hereto, The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Trustee, Registrar, and Paying Agent (the “Trustee”) and The Bank of New York Mellon, BNY Mellon Corporate Trustee Services Limited and TMF Group New York, LLC, each as a Notes Collateral Agent.
WHEREAS, each of the Issuer, Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia, the Note Guarantors and the Notes Collateral Agents has heretofore executed and delivered to the Trustee an indenture, dated as of April 8, 2025 (as amended by that certain First Supplemental Indenture, dated as of October 30, 2025, and as further amended and supplemented by this Second Supplemental Indenture, the “Indenture”), providing for the issuance of the Issuer’s 10.000% Senior Secured Notes due 2032;
WHEREAS, pursuant to and on the date of the Indenture, the Issuer initially issued $4,400,000,000 aggregate principal amount of its 10.000% Senior Secured Notes due 2032 (the “Initial Notes”);
WHEREAS, Section 2.1(c) of the Indenture provides that the Issuer may, from time to time and without consent of the holders, issue Additional Notes in an unlimited principal amount under the Indenture, so long as the issuance of such Additional Notes complies with Section 4.9 and Section 4.11 of the Indenture;
WHEREAS, Section 9.1(g) of the Indenture provides that the Issuer, the Trustee and the Notes Collateral Agents (as applicable) may amend and supplement the Indenture, the Notes, the Notes Guarantees, the Intercreditor Agreements and the other Collateral Documents without notice to or consent of any Holder to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;
WHEREAS, the Issuer desires to execute and deliver this Second Supplemental Indenture for the purpose of issuing an additional $1,600,000,000 aggregate principal amount of the Issuer’s 10.000% Senior Secured Notes due 2032 as Additional Notes (the “New Notes” and, together with the Initial Notes, the “Notes”); and
WHEREAS, the Issuer has complied with all conditions precedent provided for in the Indenture, including subsection 4.9(b)(iii) and Section 4.11 of the Indenture, relating to this Second Supplemental Indenture.
WHEREAS, each Note Guarantor desires to provide a full and unconditional guarantee of the obligations of the Issuer under the New Notes and the Indenture on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.
2.    Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Second Supplemental Indenture on December 26, 2025 is $1,600,000,000.
3.    Terms of New Notes. As of the date hereof, the Issuer will issue, and the Trustee is authorized to authenticate and deliver, the New Notes, which constitute Additional Notes of the same series as the Initial Notes and having the same terms as the Initial Notes, except that the New Notes shall bear interest from October 15, 2025 and shall be issued for the consideration as set forth in the Issuer’s Exchange Offer Memorandum dated November 24, 2025. The New Notes shall bear, in the case of New Notes sold under Rule 144A of the Securities Act, the same CUSIP number and ISIN of as the Initial Notes and, in the case of New Notes sold under Regulation S of the Securities Act (“Reg S”), the CUSIP number of C6900QAB3 and ISIN of USC6900QAB35 until at least 40 days after the date hereof, subject to the terms of the Indenture and the applicable procedures of the Depository (the “Restricted Period”).  Following the Restricted Period, the New Notes sold under Reg S shall have the same CUSIP number and ISIN as the Initial Notes. The Initial Notes and the New Notes shall be treated as a single issue and shall be fungible with the Initial Notes for all purposes under the Indenture.
4.    Guarantee. Each Note Guarantor hereby agrees, jointly and severally, to provide a full and unconditional guarantee in respect of the New Notes on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article 10 thereof. The obligation of each Note Guarantor incorporated in Poland to make payment under such guarantee are limited as in the Guarantee executed by such Polish guarantor on April 8, 2025 under Article 10 of the Indenture. Such guarantee is incorporated by reference.
5.     Effectiveness of Second Supplemental Indenture. This Second Supplemental Indenture shall become effective upon the execution and delivery of this Second Supplemental Indenture by the Issuer, the Trustee, and each Notes Collateral Agent.
6.    Indenture Remains in Full Force and Effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Notes issued thereunder, to the extent not inconsistent with the terms and provisions of this Second Supplemental Indenture, shall remain in full force and effect.
7.    Headings. The headings of the Sections of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.
8.     Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page to this Second Supplemental Indenture by electronic methods shall be effective as delivery of a manually signed counterpart of this Second Supplemental Indenture. The words “execution,” signed,” “signature,” and words of like import in this Second Supplemental Indenture or in any other certificate, agreement or document related to this Second Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
9.    Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
10.    The Trustee and the Notes Collateral Agents. Neither the Trustee nor the Notes Collateral Agents shall be responsible for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. The parties hereto acknowledge and agree that the rights, protections and indemnities afforded to the Trustee and the Notes Collateral Agents under the Indenture and the other Notes Documents shall apply to the execution hereof and any action (or inaction) taken in connection herewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

Issuer:         1261229 B.C. LTD.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
Title:    Senior Vice President and Treasurer

By: \s\ Jeremy M. Lipshy
Name:    Jeremy M. Lipshy
Title:    Senior Vice President, Tax

Trustee:         The Bank of New York Mellon

By: \s\ Stacey B. Poindexter
Name:    Stacey B. Poindexter
Title:     Vice President

[Signature Page to Second Supplemental Indenture]

Notes Collateral Agent:         The Bank of New York Mellon

By: \s\ Stacey B. Poindexter
Name:    Stacey B. Poindexter
Title:     Vice President

[Signature Page to Second Supplemental Indenture]

Notes Collateral Agent:         BNY Mellon Corporate Trustee Services Limited

By: \s\ Michael Lee
Name:    Michael Lee
Title:     Authorized Signatory

[Signature Page to Second Supplemental Indenture]

Notes Collateral Agent:         TMF Group New York, LLC

By: \s\ Albert Fioravanti
Name:    Albert Fioravanti
Title:     Managing Director

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Health Companies Inc.

By: \s\ Jean-Jacques Charhon
Name:    Jean-Jacques Charhon
Title:     Executive Vice President, Chief
Financial Officer

By: \s\ William N. Woodfield
Name:    William N. Woodfield
Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Bausch Health, Canada Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Vice President, Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         V-BAC Holding Corp.

By: \s\ Jeremy M. Lipshy
    Name:    Jeremy M. Lipshy
Title:     Vice President

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Salix Pharmaceuticals, Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Health Americas, Inc

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Health US, LLC

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:    Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Medicis Pharmaceutical Corporation

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     OraPharma, Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Precision Dermatology, Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Salix Pharmaceuticals, Ltd.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Santarus, Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Solta Medical, Inc.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     VRX Holdco LLC

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     1530065 B.C. Ltd.

By: \s\ William N. Woodfield
Name:    William N. Woodfield
    Title:     Senior Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Humax Pharmaceutical S.A.

By: \s\ Luis Alejandro Mendez Madriz
    Name:    Luis Alejandro Mendez Madriz
     Title:     Legal Representative

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Bausch + Lomb OPS B.V.

By: \s\ Pawel Stec
        Name:    Pawel Stec
     Title:     Attorney-in-fact

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Solta Medical Dutch Holdings B.V.

By: \s\ Robert Meijer
    Name:    Robert Meijer
     Title:     Attorney-in-fact

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Bausch Health Holdco Limited

By: \s\ Roger McGrath
    Name:    Roger McGrath
     Title:     Executive Director

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Bausch Health Ireland Limited

By: \s\ Roger McGrath
    Name:    Roger McGrath
     Title:     Executive Director

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Solta Medical Ireland Limited

By: \s\ Michael Kennan
    Name:    Michael Kennan
     Title:     Director

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch & Lomb México, S.A. de C.V.

By: \s\ Bárbara El´hore Klein
    Name: Bárbara El´hore Klein
    Title:     Secretary of the Board of Directors

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Health Poland Sp. z o.o.

By: \s\ Cornelis Jan Heiman
Name:    Cornelis Jan Heiman
    Title:     President of the Management Board

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     ICN Polfa Rzeszów S.A.

By: \s\ Waldemar Stepień
Name:    Waldemar Stepień
    Title:     President of the Management Board

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Przedsiębiorstwo Farmaceutyczne Jelfa
    Spółka Akcyjna

By: \s\ Waldemar Stepień
Name:    Waldemar Stepień
    Title:     President of the Management Board

By: \s\ Ryszard Bukowski
Name:    Ryszard Bukowski
    Title:     Member of the Management Board

[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Health Hungary LLC

By: \s\ Viktoria Nagy
Name:    Viktoria Nagy
    Title:     Managing Director

By: \s\ János András Nanay, dr.
Name:    János András Nanay, dr.
    Title:     Managing Director
[Signature Page to Second Supplemental Indenture]

Note Guarantor:     Bausch Receivables Funding LP,
    represented by its sole general partner,
Bausch Receivables Funding GP ULC

By: \s\ Marcello Malito
    Name:    Marcello Malito
     Title:     Director and President

[Signature Page to Second Supplemental Indenture]

Note Guarantor:         Bausch Receivables Funding GP ULC

By: \s\ Marcello Malito
    Name:    Marcello Malito
     Title:     Director and President

[Signature Page to Second Supplemental Indenture]